EXHIBIT 21

                              LIST OF SUBSIDIARIES









                                                  Jurisdiction of
                Name                              Organization

     AST Europe Limited                           United Kingdom
     AST Research (Far East) Limited              Hong Kong
     AST Computer China Limited                   People's Republic of China
     AST Research France S.A.R.L.                 France
     AST Research Deutschland GmbH                Germany
     AST Taiwan Ltd.                              Taiwan
     AST Research (Japan) K.K.                    Japan
     AST Research (Switzerland) S.A.              Switzerland
     AST Australia Pty. Limited                   Australia
     AST Research Italia S.p.A.                   Italy
     AST Canada Inc.                              Canada
     AST Middle East Limited                      United Arab Emirates (Dubai)
     AST de Mexico S.A. de C.V.                   Mexico
     AST Benelux N.V.                             Belgium
     AST Research Spain, S.L.                     Spain
     AST Singapore Pte. Ltd.                      Singapore
     AST Sweden AB                                Sweden
     AST Denmark A/S                              Denmark
     AST Finland OY                               Finland
     AST Holdings Ireland Limited                 Ireland
     AST New Zealand Limited                      New Zealand
     AST Norway AS                                Norway
     AST Computer (BVI) Limited                   British Virgin Islands
     AST Computer (Barbados) Fsc, Inc.            Barbados
     AST Korea Ltd.                               Korea
     AST Computer and Services (M) Sdn. Bhd.      Malaysia